UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 3, 2005

Date of Report (Date of earliest event reported)

PROCYTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-18044 (Commission File No.)	91-1307460 (IRS Employer Identification No.)

8511 154th Avenue, NE, Building A, Redmond, WA 98052-3557

(Address of principal executive offices)(Zip Code)

(425) 869-1239
(Registrant’s telephone number, including area code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

                On March 3, 2005, the special meeting of shareholders of ProCyte Corporation (“ProCyte”) was adjourned in order for ProCyte to solicit additional proxies to vote on the proposed merger between PhotoMedex, Inc. and ProCyte.  As of the adjournment of its special meeting, ProCyte had received proxies representing approximately 9,639,000 of the required 10,548,344 share votes needed to approve the merger proposal.  Over 92% of the proxies received by ProCyte have been in favor of the merger proposal.  Of the 9,639,000 shares represented at the special meeting, 8,572,000 (88.9%) voted in favor of the adjournment of the meeting for the purpose of soliciting additional proxies in favor of the merger proposal.  ProCyte adjourned the meeting to March 18, 2005, at 9:00 a.m. (Pacific Time) at the Redmond Inn, Redmond, Washington.  A copy of the press release relating to this matter is filed herewith as Exhibit 99.1.

                In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

99.1         Joint Press Release of ProCyte Corporation and PhotoMedex, Inc., dated March 3, 2005

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProCyte Corporation

Dated: March 4, 2005	By	/s/ Robert W. Benson
Robert Benson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of ProCyte Corporation and PhotoMedex, Inc., dated March 3, 2005